EXHIBIT 2.18

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES :

“DECK AMERICA, INC.”, A VIRGINIA CORPORATION,

WITH AND INTO “REMODELERS CREDIT CORPORATION” UNDER THE NAME OF “USA DECK, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF DECEMBER, A.D. 2002, AT 12 0’ CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 1210512002
020746002–3370108

CERTIFICATE OF MERGER
OF
DECK AMERICA, INC.
INTO
REMODELERS CREDIT CORPORATION

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the “DGCL”), Remodelers Credit Corporation, a Delaware corporation (hereinafter “RCC”), certifies that:

First:	The name and state or jurisdiction of incorporation of each of the constituent corporations of the merger is as follows:

Name	State
Deck America, Inc.	Virginia

Remodelers Credit Corporation	Delaware

Second:
An Agreement and Plan of Merger by and between U.S. Home Systems, Inc., a Delaware corporation (hereinafter “U.S. Home”), Deck America, Inc. (hereinafter “DAI”) and RCC, a wholly-owned subsidiary of U.S. Home, dated October 16, 2002 (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by U.S. Home and each of the constituent corporations in accordance with the requirements of Section 252 of the DGCL and the relevant provisions of the Virginia Stock Corporation Act.

Third:	The name of the surviving corporation of the merger is Remodelers Credit Corporation, which shall hereinwith be changed to USA Deck, Inc., a Delaware corporation.

Fourth:
The amendment in the Certificate of Incorporation of Remodelers Credit Corporation, a Delaware corporation which is the surviving corporation, that was presented to and approved by the board of directors of RCC shall be affected by the merger and shall read as follows:

“First: The name of the corporation is USA Deck, Inc.”

Fifth:	The executed Merger Agreement is on file at the principal place of business of RCC, the address of which is 750 State Highway 121 Bypass, Suite 170, Lewisville Texas 75067.

Sixth:	A copy of the Merger Agreement will be furnished by RCC, on request and without cost, to any stockholder of any constituent corporation.

Seventh:	The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	No. of Shares	Par Value Per Share
Deck America, Inc., a Virginia corporation	Common Stock	10,000	$10.00

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CERTIFICATE OF MERGER — Page 3

Dated the              day of November, 2002.

DECK AMERICA, INC.

By:

Daniel L. Betts, President

REMODELERS CREDIT CORPORATION

By:

Murray H. Gross, President

CERTIFICATE OF MERGER — Page 4